Exhibit 99.1

MusclePharm Corporation Announces More Than $45 Million in Future Commitments Trimmed To Date

Includes $39.5 Million of Endorsement and Sponsorship Agreements and $6.0 Million in Headcount Costs

DENVER, May 26, 2016 /PRNewswire/ -- MusclePharm Corporation (OTCQB: MSLP) ("MusclePharm" or the "Company"), a scientifically-driven, performance lifestyle sports nutrition company, announced a reduction of more than $45 million in future commitments to date as part the Company’s ongoing restructuring program.

The Company has exited a number of sponsorship and endorsement agreements resulting in an overall reduction of approximately $39.5 million in future contractual commitments and an additional $6 million of annualized headcount reduction. In the most recent reduction, the Company entered into an amicable Settlement Agreement with ETW Corp. which places MusclePharm in a stronger financial position going forward.

Since the original restructuring announcement on August 25, 2015, MusclePharm’s restructuring program has resulted in the following:

•	Endorsement and sponsorship contract settlements and terminations creating $5.2 million savings for 2016 and $39.5 million of total contractual savings ($22.5 million disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016);

•	Completion of the sale of the Company’s wholly-owned subsidiary, BioZone Laboratories, Inc., for $8.3 million at closing (with a potential additional $1.5 million payment if certain financial targets are met);

•	An agreement with Prestige Capital Corporation that enables the Company to use its receivables to finance up to a total of $10 million.

“I am encouraged to see that our continuing restructuring program is producing real cost savings that are having an impact on the Company’s bottom line,” said Ryan Drexler, Interim Chief Executive Officer, Interim President and Chairman of the Board of Directors. “As I previously announced, we still haven’t completely turned the corner, but we are making significant progress in stabilizing the company and positioning for future growth and value creation.”

About MusclePharm Corporation

MusclePharm® is a scientifically-driven, performance lifestyle company that develops, manufactures, markets and distributes branded nutritional supplements. The Company offers a range of powders, capsules, tablets and gels. Its portfolio of recognized brands includes MusclePharm® Sport Series, Black Label and Core Series, and FitMiss™, which are available in more than 120 countries and over 50,000 retail outlets worldwide. The clinically-proven supplements are developed through a six-stage research process utilizing the expertise of leading nutritional scientists, doctors and universities. MusclePharm is the innovator of the sports nutrition industry. For more information, visit http://www.musclepharm.com. To sign up to receive MusclePharm news via email, please visit http://ir.musclepharmcorp.com/email-alerts.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects", "anticipates", "intends", "estimates", "plans", "potential", "possible", "probable", "believes", "seeks", "may", "will", "should", "could" or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company's business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, the Company's Quarter Reports on Form 10-Q and other filings submitted by the Company to the Securities and Exchange Commission, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

Investors:

MusclePharm Investor Relations

303-396-6100

investors@musclepharm.com

Or

Media:

Dawn Jacobs

303-396-6100

media@musclepharm.com

Source: MusclePharm Corporation